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                                                                    Exhibit 2.3


                       HEARTSTREAM AFFILIATE AGREEMENT


     This AFFILIATE AGREEMENT ("AGREEMENT") is dated as of ________, 1997, between Hewlett-Packard Company, a California corporation ("PARENT"), Heartstream, Inc., a Delaware corporation (the "COMPANY") and the undersigned (the "AFFILIATE").

     WHEREAS, Parent and the Company have entered into an Agreement and Plan of Reorganization ("MERGER AGREEMENT") pursuant to which Parent and the Company intend to enter into a business combination transaction to pursue their long term business strategies (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time, all of the issued and outstanding shares of the Company's Common Stock, including any shares owned by Affiliate as of the Effective Time, will be converted into shares of Parent Common Stock as set forth in the Merger Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of the Company;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   ACKNOWLEDGMENTS BY AFFILIATE.   Affiliate has carefully read this
Agreement and the Merger Agreement and has had an opportunity to discuss the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.   COMPLIANCE WITH RULE 145 AND THE ACT.

          (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 of the Act unless

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otherwise transferred pursuant to an effective registration statement under the
Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of the Company, and (iii) no sale, transfer or other disposition by Affiliate of any Parent Common Stock received by Affiliate in the Merger will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, (y) an authorized representative of the SEC takes the position in writing to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position ("No Action Correspondence") is delivered to Parent, or (z) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (C) AS IS OTHERWISE PERMITTED UNDER THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF _________, 1997, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee),
(ii) a copy of the No Action Correspondence, (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or
(iv) a written request for removal of such legend after the earlier of (x) the inapplicability of Rule 145 by its terms, (y) the effective date of any action by the SEC eliminating the restrictions upon sale, transfer or


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disposition under Rule 145 or otherwise rendering compliance with such restrictions unnecessary.

          (c)  INTENT.   As used herein, the term "MERGER SECURITIES" means,
collectively, all shares of Common Stock of Parent that are or may be issued by Parent in connection with the Merger or the transactions contemplated by the Merger Agreement, or to any former holder of the Company's options, warrants or rights to acquire shares of the Company's Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof. Affiliate does not now have, and as of the Effective Time of the Merger will not have, any present plan or intention to engage in a further sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition or an equity swap or other risk diminishing transaction (a "SALE") of more than fifty percent (50%) of the Parent Common Stock (or other Merger Securities) that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof ("DERIVATIVE SECURITIES"). Affiliate is not aware of, nor is Affiliate participating in, any plan on the part of the Affiliates to engage in Sales of Parent Common Stock (or other Merger Securities) to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Parent Common Stock immediately prior to the Merger. For purposes of this representation, Parent Common Stock (or any portion thereof) (i) with respect to which an Affiliate receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received in lieu of fractional shares) and/or (ii) with respect to which a Sale occurs during the period beginning with the commencement of negotiations (whether formal or informal) between Parent and the Company regarding the Merger and ending on the Effective Time of the Merger (the "PRE-MERGER PERIOD"), shall be considered shares of outstanding Parent Common Stock exchanged for Parent Common Stock received in the Merger and then disposed of pursuant to any plan on the part of the Affiliates.

     3. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

     4.   MISCELLANEOUS.


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          (a)  For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

          (g) Notwithstanding any other provision contained herein, this Agreement and all obligations of Affiliate hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

          (h) Parent currently intends to file on a timely basis, from and after the Effective Time and as long as is necessary in order to permit Affiliate to sell Parent Common Stock held by Affiliate pursuant to Rule 145, all reports required to be filed by it pursuant to the Exchange Act, and currently intends to otherwise make available adequate information regarding Parent in such manner as may be required to satisfy the requirements of Rule 144(c) under the Act as now in effect.


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     Executed as of the date shown on the first page of this Agreement.

                                   HEWLETT-PACKARD COMPANY


                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

                                   HEARTSTREAM, INC.

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

                                   AFFILIATE

                                   By:
                                      ------------------------------------------

                                   Name of Affiliate:
                                                     ---------------------------

                                   Name of Signatory (if different from
                                   Affiliate):

                                   ---------------------------------------------

                                   Title of Signatory
                                   (if applicable):-----------------------------


Number of shares of the Company's Common Stock beneficially owned by Affiliate:

-----------------------------------------------

Number of shares of the Company's Common Stock subject to options beneficially owned by Affiliate:

-----------------------------------------------


                              ***AFFILIATE AGREEMENT***

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